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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement of Simon Property Group, Inc. (Form S-8 No. 333-82471) pertaining to the Simon Property Group and Adopting Entities Matching Savings Plan of our report dated May 14, 2004 with respect to the financial statements and schedule of the Simon Property Group and Adopting Entities Matching Savings Plan included in this annual report (Form 11-K) for the year ended December 31, 2003.

June 23, 2004	/s/ Ernst & Young LLP

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  Exhibit 23.1